UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CytoDyn Inc.

(Name of Registrant as Specified in Its Charter)

PAUL A. ROSENBAUM
JEFFREY PAUL BEATY
ARTHUR L. WILMES
THOMAS J. ERRICO, M.D.

BRUCE PATTERSON, M.D.

PETER STAATS, M.D., MBA

MELISSA YEAGER
CCTV PROXY GROUP, LLC

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The participants named herein (collectively, the “Participants”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of stockholders of CytoDyn Inc., a Delaware corporation (the “Company”).

On August 24, 2021, and August 26, 2021, Paul A. Rosenbaum, who is one of the Participants, e-mailed the following statements to certain stockholders of the Company, the text of which are reproduced below as Exhibit 1 and Exhibit 2, respectively:

Exhibit 1

Subject: From Paul Rosenbaum Our White Proxy cards have gone out

Dear CytoDyn Inc. stockholders:

First of all, thank you for your support so far.

We truly expect to win this election contest with your help.

We expect the management at CytoDyn to make many attempts to reach out to you prior to the upcoming annual meeting and it could get very confusing as we get close to Oct 28 (the announced annual meeting date). The main point is to vote our proxy on the white card that you will be getting by snail mail or email. Once you vote that white card you can be done as long as you do not fill out anything from the company. Best advice about any material you get from the company: do not respond to after reading. You can never go wrong by filing out any WHITE CARD YOU RECEIVE. Again, if you do fill out any Proxy from the company you will cancel out your vote for us. PLEASE DO NOT FILL OUT ANY PROXY MATERIAL FROM THE COMPANY!

Your vote is important, no matter how many shares of CytoDyn, Inc. (“CytoDyn” or “CYDY”) you own. On behalf of the CYDY Investor Group, we recommend that stockholders vote on our WHITE proxy card or voting instruction form (the “WHITE CARD”) that you receive “FOR ALL” of the Investor Group's highly qualified and very experienced nominees for the CYDY board.

You may vote by phone or Internet by following the instructions on the WHITE CARD that you receive. If you received your proxy card or voting instruction form by mail, you can also sign and return it in the enveloped enclosed with the WHITE CARD.

IF YOU HAVE ANY QUESTIONS AT ALL we encourage you to contact our proxy solicitor, Okapi Partners LLC, at +1 844-202-7428 (Toll Free).

Since this election is a contested proxy solicitation, if you do not give voting instructions to your broker, bank, or other custodian,, your broker, bank, or other custodian will not be able to vote your shares with respect to the election of CYDY directors.

We urge you to instruct your broker, bank, or other custodian to vote your shares on the WHITE CARD.

We expect CytoDyn management will also send you proxy materials (when filed and available for distribution) and we urge you to discard any such materials.

In the event you make a mistake and return a proxy card or voting instruction form sent to you by CYDY management or current board, you can change your vote, by calling our Proxy company Okapi Partners LLC, at +1 844-202-7428 (Toll Free).

Only your latest-dated proxy card will count, so voting any card other than the WHITE CARD may change your vote.

Hope this note is helpful.

Please fill out our White Proxy and return immediately.

Thanks again for your support and help.

Sincerely,

PAUL R.

P.S. Tomorrow I will be sending you an email requesting the name of your brokers that hold your shares as well as asking you the number of shares you own and have or will vote. It is strictly for our Proxy firm to check with all the brokers to make sure all our shares have been voted.

Exhibit 2

Subject: Record date and if any of your shares are out on loan Paul R

To All:

CytoDyn has set a record date of September 1st, this coming Wednesday, for its 2021 annual meeting, regarding the election of directors. If you have shares on loan (through a margin account or otherwise) and would like to vote your entire position at the annual meeting, please contact your broker to recall any shares you may have on loan. You must have your shares "long" in your account as of the September 1, 2021 record date to be able to vote at the special meeting.

Please let our proxy solicitor, Okapi Partners LLC, know if you have any questions or if they can be of any assistance. write to either one below with any questions

bhgoldfarb@okapipartners.com

cgarske@okapipartners.com

Thanks

Paul R